Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of December 26, 2005, between UTStarcom, Inc., a Delaware corporation (“Seller”), and SOFTBANK CORP., a Japanese corporation (“Purchaser”).

WHEREAS, Seller owns 8,022 ordinary shares of SB CHINA HOLDINGS PTE LTD, a Singapore corporation (“SBCH”) (the “Shares”), representing 10% of the total issued and outstanding shares of SBCH;

WHEREAS, Purchaser owns 72,200 ordinary shares of SBCH, representing 90% of the total issued and outstanding shares of SBCH; and

WHEREAS, Seller intends to sell to Purchaser and Purchaser intends to purchase from Seller the Shares;

NOW, THEREFORE, the parties hereby agree as follows:

1.             Purchase and Sale of the Shares

Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller all of Seller’s right, title and interest in and to the Shares for a purchase price of SGD$94,917,619.12, payable in U.S. dollars at the fixed conversion rate of 1.6676 (for a total of U.S.$56,918,697) (the “Purchase Price”).

2.             Closing

2.1                 The Closing.  The closing of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Wilson Sonsini Goodrich & Rosati, P.C. in Palo Alto, CA U.S.A. on December 30, 2005 or such other date and place as the parties may mutually agree.

2.2                 Closing Actions.  The following actions shall be taken by the parties at the Closing:

(a)         Delivery of Certificate for the Shares.  Seller shall deliver to Purchaser the original certificates representing the Shares.

(b)        Payment of Purchase Price.  Purchaser shall pay to Seller the Purchase Price by wire transfer of immediately available funds to the following bank account of the Seller:

Bank Name: Citibank, N.A.

Bank Address: 399 Park Avenue, NY NY 1005

Bank Swift Code: CITIUS33

Beneficiary Account Name: UTStarcom, Inc.

Beneficiary Account No.: 30558961

(c)         Termination of Joint Venture Agreement.  The parties shall execute and deliver the Termination of Joint Venture Agreement substantially in the form attached hereto as Exhibit A.

3.             Representations and Warranties of Seller

Seller hereby represents and warrants to Purchaser as follows:

(a)           Organization.  Seller is duly organized, validly existing and in good standing under the laws of Delaware.

(b)           Authorization.  The execution and performance by Seller of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller.  This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller in accordance with its terms.

(c)           Consents and Approvals.  No notice to, filing with, or authorization, consent or approval of any governmental authority, domestic or foreign, is required for the consummation by Seller of the transactions contemplated by this Agreement.

(d)           Title to Shares.  Seller has good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims.  The execution of this Agreement and any other documents of transfer to be executed and delivered by Seller to Purchaser are sufficient to convey to Purchaser good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims.

4.             Representations and Warranties of Purchaser

Purchaser hereby represents and warrants to Seller as follows:

(a)           Organization.  Purchaser is duly organized, validly existing and in good standing under the laws of Japan.

(b)           Authorization.  The execution and performance by Purchaser of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Purchaser.  This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser in accordance with its terms.

(c)           Consents and Approvals.  No notice to, filing with, or authorization, consent or approval of any governmental authority, domestic or foreign, is required for the consummation by Purchaser of the transactions contemplated by this Agreement.

5.             Further Assurances

Seller agrees, at any time and from time to time after the date hereof, upon the request of Purchaser, to do, execute, acknowledge and deliver, or to cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required for the better assigning, transferring, conveying, and confirming to Purchaser, or to its successors and assigns, or for the aiding, assisting, collecting and reducing to possession of, any or all of the Shares.

6.             Transfer Taxes

Seller shall be responsible for payment of any transfer taxes, stamp duties and similar fees that may be payable to any party with respect to the sale and transfer of the Shares to Purchaser.

7.             Termination

In the event the Closing does not occur on or before December 30, 2005, either party may at any time immediately terminate this Agreement upon delivery of written notice to the other party.  Upon termination of this agreement, Purchaser shall promptly return to Seller any share certificates and other documents and materials delivered to Purchaser in connection with the transaction contemplated by this Agreement.

8.             Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

9.             Counterparts

This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

10.           Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

UTStarcom, Inc.

By:	/s/ Michael J. Sophie
Name: Michael J. Sophie
Title: Executive Vice President and Chief Operating Officer

SOFTBANK CORP.

By:	/s/ Masayoshi Son
Name: Masayoshi Son
Title: President & CEO

[Signature Page to Stock Purchase Agreement]

Exhibit A

Form of Termination of Joint Venture Agreement

TERMINATION OF JOINT VENTURE AGREEMENT

This TERMINATION OF JOINT VENTURE AGREEMENT is made and entered into as of December 28, 2005, between UTStarcom, Inc., a Delaware corporation (“UTStarcom”), and SOFTBANK CORP., a Japanese corporation (“SOFTBANK”).

WHEREAS, UTStarcom and SOFTBANK are parties to the Joint Venture Agreement (the “Original JVA”) dated May 29, 2000, regarding the parties’ shareholding in SB CHINA HOLDINGS PTE LTD (“SBCH”), as amended by Amendment No. 1 to Joint Venture Agreement dated August 31, 2000 (together with the Original JVA, the “JVA”); and

WHEREAS, UTStarcom and SOFTBANK entered into the Stock Purchase Agreement on December 26, 2005 for UTStarcom to sell and SOFTBANK to purchase all SBCH’s shares that UTStarcom held, and in connection with the Closing (as defined in such agreement), UTStarcom and SOFTBANK have agreed to enter into this Termination of Joint Venture Agreement; and

WHEREAS, UTStarcom and SOFTBANK wish to terminate the JVA pursuant to Section 7.2(a) of the Original JVA;

NOW, THEREFORE, the parties hereby agree as follows:

11.           Termination

The parties hereby terminate the JVA as the date hereof pursuant to section 7.2(a) of the Original JVA and agree that the JVA will hereafter be of no further force and effect.

12.           Governing Law

This Termination shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A.

13.           Counterparts

This Termination may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Termination as of the date first above written.

UTStarcom, Inc.

By:
	Name:	Michael J. Sophie
	Title:	Executive Vice President
and Chief Operating Officer

SOFTBANK CORP.

By:
Masayoshi Son
President & CEO